UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

---------------
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2010

RINO International Corporation

 (Exact name of Registrant as specified in charter)

Nevada	0 - 52549	41 - 1508112
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

11 Youquan Road, Zhanqian Street, Jinzhou District, Dalian, People’s Republic of China 116100
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (011)-86-411-87661222

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act(17CFR240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On November 18, 2010, the Board of Directors (the “Board”) of RINO International Corporation (the “Registrant”) a Nevada corporation, concluded that previously issued audited financial statements of the Registrant for its fiscal years ended December 31, 2008 and 2009, which were included in the Registrant’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2008 and 2009, and previously issued interim unaudited financial statements which were included in the Registrant’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2008 to September 30, 2009 should no longer be relied on.1  The Board also concluded that previously issued interim unaudited financial statements which were included in the Registrant’s Quarterly Reports on Form 10-Q for the periods March 31, 2010, June 30, 2010 and September 30, 2010 should no longer be relied on inasmuch as such financial statements incorporate results from 2008 and 2009.

The conclusion of the Board that the financial statements for the above-described periods should not be relied upon was based on statements made by the Registrant’s Chief Executive Officer, Mr. Zou Dejun, after consultation with the Registrant’s Chief Accountant, who reported to the Board that the Registrant did not enter into two contracts for which it reported revenue during the Registrant’s 2008 and 2009 fiscal years.

Three of the Registrant’s Board members, including the Chairman of its Audit Committee and Chief Executive Officer, discussed the foregoing matters with the Registrant’s independent accountant on November 16 and 17, 2010.

The Registrant’s Board has authorized its Audit Committee to take all steps necessary to investigate the matters set forth above and other allegations of misstatements, and address any deficiencies found, including authorization to engage an outside law firm to conduct an independent investigation with the assistance of such other professionals as it may require.

1 The Board meeting was held with three of the five sitting members as the other two were unavailable.   It is anticipated that the other two members will execute waivers of notice of the meeting as the meeting was held without the requisite notice due to the urgency of the matters considered.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2010

(Registrant)

RINO International Corporation

By:	/s/ Zou Dejun

Zou Dejun

Chief Executive Officer